I Burford Jordan Licht [Home Address] Re: Off er of Employment Dear Jordan: August 22, 2022 We are pleased to confirm our offer of employment to you. This letter agreement and the schedule attached hereto (together, the "Agreement") set forth the terms and conditions of your employment with Burford Capital LLC ("Burford" or the "Company"). Your title and supervisor shall be as set forth in the attached schedule. While you are employed, you will use your best efforts to perform your duties hereunder in a satisfactory and professional manner and you shall be subject to and observe all applicable personnel and corporate policies, procedures and regulations of the Company, as in effect from time to time; provided, that to the extent there is any conflict between the provisions of any such policies, procedures and regulations and the provisions of this Agreement, the provisions of this Agreement shall control. The Company's personnel and corporate policies, procedures and regulations are not intended to and shall not be construed as creating contractual rights between us, and they may be altered, amended, changed or rescinded at any time by the Company, in its sole discretion. Start Date: Your employment shall commence upon the Commencement Date set forth in the attached schedule, and you shall take all actions in connection with the commencement of such employment as may be required from time to time under applicable regulatory requirements. At-Will Employment: Your employment with the Company shall be "at-will." You may resign your employment at any time and the Company may terminate your employment at any time for any (or no) reason (subject to the provisions described under "Termination of Employment" below). This provision may not be modified except in writing signed by you and the Company's authorized representative. Base Salary: Your annual base salary is set forth in the attached schedule and will be payable pursuant to the Company's regular payroll practices. Discretionary Incentive Payment: The terms applicable to your discretionary incentive payment, if any, are set forth in the attached schedule. +1 (212) 235-6820 350 Madison Avenue mfo@burfordcap1tal com New York, NY 10017 www burfordcap1tal com Exhibit 10.11